Exhibit 10.2
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

Tregaron-Endurance Master Services Agreement – Amendment No. 4
This Tregaron-Endurance Services Agreement – Amendment No. 4 (“the Fourth Amendment”) is hereby made and entered into this 19th day of April 2018 (the “Fourth Amendment Effective Date”) by and between The Endurance International Group, Inc. ("Endurance") and Tregaron India Holdings, LLC (“Service Provider”) (Endurance and Service Provider may be individually referred to as a “Party” or collectively as the “Parties”).
WHEREAS, the Parties entered into that certain Tregaron-Endurance Master Services Agreement, dated September 25, 2013, as amended by Amendment No. 1, dated February 7, 2014, Amendment No. 2, dated December 5, 2014, and Amendment No. 3, dated December 18, 2017 (hereinafter collectively referred to as the “Agreement”); and
WHEREAS, the Parties hereto desire to further amend the Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Unless otherwise expressly provided herein, all defined terms shall have the meanings set forth in the Agreement.

2.	Section 5 of Amendment No. 3 shall be deleted in its entirety and replaced with the following:
“5. Effective January 1, 2018 through the remaining Term of the Agreement, Service Provider shall provide Endurance with a discount of [**] percent [**]%) off the total amount of any and all invoices for the Services, other than Engineering Services, based on pricing in effect as of September 1, 2017.”

3.	Section 6 of Amendment No. 3 shall be deleted in its entirety and replaced with the following:
“6. Without limitation to any of the foregoing, effective March 1, 2018 through the remaining Term of the Agreement, Service Provider shall provide Endurance with a discount of [**] percent ([**]%) off the total amount of any and all charges and/or invoices for Engineering Services, based on pricing in effect as of September 1, 2017.”

4.
Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.
This Fourth Amendment, together with the Agreement, constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Fourth Amendment and supersedes any and all prior agreements, written or oral, dealing with the subject matter of this Fourth Amendment. In the event of a conflict between this Fourth Amendment and the Agreement, the terms of this Amendment shall govern.

6.
Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified. Except as expressly amended herein, no present or future rights, remedies, benefits or power belonging or accruing to Parties hereto, shall be affected, prejudiced, limited or restricted hereby.

IN WITNESS WHEREOF, the duly authorized officers or representatives of Endurance and Service Provider have executed this Amendment as of the Fourth Amendment Effective Date above intending legally to be bound.

THE ENDURANCE INTERNATIONAL GROUP, INC.	TREGARON INDIA HOLDINGS, LLC

By: /s/ Christine Barry	By: /s/ Vidya Ravichandran
Name: Christine Barry	Name: Vidya Ravichandran
Title: Chief Services Officer	Title: President
Date: 5/ 11/ 2018	Date: 4 / 19/ 2018